Exhibit 23.1

A PARTNERSHIP of INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form SB-2/A-1 of our report dated October 31, 2006, relating to the financial statements of Everton Capital Corporation, as of August 31, 2006 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada	AMISANO HANSON
April 5, 2007	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net